Exhibit 23.1


                             LABONTE & CO.
               C H A R T E R E D   A C C O U N T A N T S


610 - 938 Howe Street
Vancouver, BC  Canada
V6Z 1N9

Telephone (604) 682-2778
Facsimile (604) 689-2778
Email     rjl@labonteco.com





Consent of Labonte & Co.
Exhibit 23.1



December 20, 2002


U.S. Securities and Exchange Commission
Division of  Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Precise Life Sciences Ltd. - Stock Incentive and Option Plan S-8 Registration of 4,100,000 shares

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 13, 2002 (except as to Note 9 which is dated March 8,
2002) to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual reports filed with the U.S. Securities and Exchange Commission for the fiscal years ended December 31, 2001and 2000 on Form 10-KSB.


Sincerely,

/s/ Labonte & Co.
    ----------------
    LaBonte & Co.
    Chartered Accountants

    RJL/vf